ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-200212

Dated March 11, 2015

ETRACS ISE Exclusively Homebuilders ETN Headline Description line 1 Description line 2 URL UBS ETRACS HOMX Index Made up of Exclusively Homebuilding Companies. http://etracs.ubs.com/product/detail/index/ussymbol/HOMX UBS ETRACS HOMX Get Exposure to an Index Made up of Homebuilding Companies. http://etracs.ubs.com/product/detail/index/ussymbol/HOMX Leveraged HOMX Index Focused on Companies That Engage solely in Home Building. http://etracs.ubs.com/product/detail/index/ussymbol/HOMX ETRACS Monthly Reset 2xLeveraged ISE Exclusively Homebuilders ETN Headline Description line 1 Description line 2 URL UBS ETRACS HOML 2x Leveraged Exposure to an Index Made up of Homebuilding Companies http://etracs.ubs.com/product/detail/index/ussymbol/HOML 2x Leveraged HOML Index Focused on Companies That Engage solely in Home Building http://etracs.ubs.com/product/detail/index/ussymbol/HOML UBS ETN HOML ETRACS Monthly Reset 2x Leveraged Exclusively Homebuilders ETN http://etracs.ubs.com/product/detail/index/ussymbol/HOML UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement, or product supplement and pricing supplement, for the offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offering to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and the prospectus supplement, or applicable product supplement and pricing supplement, by calling toll-free (+1-877-387 2275).